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                                                                      Exhibit dd

                                        SUBSCRIPTION CERTIFICATE NUMBER: _______

                                                       NUMBER OF RIGHTS: _______

                            SUBSCRIPTION CERTIFICATE

                     TCW CONVERTIBLE SECURITIES FUND, INC.

                 SUBSCRIPTION RIGHT FOR SHARES OF COMMON STOCK

          This Subscription Certificate represents the number of Rights set forth in the upper right hand corner of this Form. The Holder is entitled to acquire one (1) Share of the Common Stock of the TCW Convertible securities Fund, Inc. (the "Fund") for each four (4) Rights held.

          To subscribe for Shares of Common Stock, the Holder must present to the Subscription Agent, prior to 5:00 p.m., New York City time, on the Expiration Date, either (i) a notice of guaranteed delivery attached hereto, guaranteeing delivery of (a) payment for the subscription Shares (under both Primary Subscription and the Over-Subscription Privilege) and (b) a properly completed and executed copy of this Subscription Certificate; or (ii) a properly completed and executed copy of this Subscription Certificate, together with a money order or check drawn on a bank located in the United States of America and payable to TCW Convertible securities Fund, Inc. for an amount equal to the number of Shares subscribed for multiplied by $__________. Subscribers will be subsequently notified as to the number of Shares subscribed (under both Primary Subscription and the Over-Subscription Privilege) and the total amount owed based on the Subscription Price as set on the Pricing Date. See page 11 of the Prospectus. Payment for any balance will be due five (5) business days after the Confirmation Date.

          If an outstanding balance as described above is not received within the five (5) business day period, the Fund reserves the right to (i) find other purchasers for the subscribed-for and upaid-for Shares; (ii) apply any payment actually received by it toward the purchase of the greatest whole number of Shares which could be acquired by such holder upon exercise of the Primary Subscription and/or Over-Subscription Privilege; and/or (iii) exercise any and all other rights and/or remedies to which it may be entitled, including, without limitation, the right to set-off against payments actually received by it with respect to such subscribed Shares and to enforce the relevant guaranty of payment.

REGISTERED OWNER                   TCW CONVERTIBLE SECURITIES FUND, INC.

                                   THE BANK OF NEW YORK
                                   as Subscription Agent

                                        By:
                                            ____________________________________

                                            THIS CERTIFICATE IS NON-TRANSFERABLE

     THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF EACH OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SHARES OF COMMON STOCK OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SHARES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.
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TO:  The Bank of New York
     Subscription Agent
     Tender and Exchange Department
     P.O. Box 11248
     Church Street Station
     New York, New York 10286-1248

     THIS CERTIFICATE MAY NOT BE TRANSFERRED

     THE REGISTERED OWNER OF THIS SUBSCRIPTION CERTIFICATE IS ENTITLED TO THE NUMBER OF RIGHTS SHOWN IN THE UPPER RIGHT HAND CORNER OF THE OTHER SIDE OF THIS FORM AND TO SUBSCRIBE FOR ADDITIONAL SHARES OF COMMON STOCK OF TCW CONVERTIBLE SECURITIES FUND, INC. UPON THE TERMS AND CONDITIONS SPECIFIED IN THE PROSPECTUS RELATING THERETO, WHICH ARE INCORPORATED HEREIN BY REFERENCE, AND IS ALSO AFFORDED THE OVER-SUBSCRIPTION PRIVILEGE DESCRIBED IN THE PROSPECTUS.

PLEASE FILL IN ALL APPLICABLE INFORMATION:

1.   (A)  Number of Shares Subscripted for in Primary Subscription
          (not to exceed the ratio of one (1) Share for every four
          (4) Rights held):                                               ______

     (B)  Number of Shares subscribed for under the Over-Subscription
          Privilege (not to exceed the ratio of one (1) share for every
          four (4) rights held):                                          ______

     (C)  Total of (A) and (B) above                                      ______

2.   Method of Payment: Check (A) and (B):

     (A)  Notice of Guaranteed Delivery of Payment                        ______

                                                or

     (B) Multiply number of Shares on Line 1(C) by $_____ (and enclose money order or check in this amount payable to "TCW Convertible Securities Fund, Inc.")(1)

_____________

(1) The Purchase Price of $_____ used herein is assumed and may be more or less than the actual Subscription Price. See pages _____ and _____ of the Prospectus.

I hereby irrevocably subscribe for the number of Shares indicated above upon the terms and conditions specified in the Prospectus relating hereto. Receipt of the Prospectus is hereby acknowledged.

Signature of Subscriber:  _______________________________________

(Joint owners should each sign. If signing as executor, administrator, attorney, trustee, or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person)
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TO BE EXECUTED ONLY BY NON-UNITED STATES RESIDENTS:

          I hereby certify that the foregoing purchase of Common Stock has been effected in accordance with the applicable laws of the jurisdiction in which I reside.

Dated: _______________________, 2001

                                                ________________________________

                                                ________________________________